Exhibit 99.1

Regado Biosciences Appoints R. Don Elsey Chief Financial Officer

Basking Ridge, N.J. – May 1, 2014 — Regado Biosciences, Inc. (Nasdaq: RGDO), a biopharmaceutical company focused on the late-stage clinical development of its first-in-class, actively controllable antithrombotic drug system, REG1, today announced the appointment of R. Don Elsey as Senior Vice President, Finance, and Chief Financial Officer. Mr. Elsey will be responsible for leading Regado’s financial strategy and operations along with its financial reporting and controls activities.

“We are pleased that such an accomplished CFO has joined Regado,” said David J. Mazzo, Ph.D., Chief Executive Officer of Regado Biosciences. “We expect that Don’s long track record of building value in life science companies for public shareholders as a creative and disciplined CFO will make him a high impact addition to our executive team. We look forward to his contributions as we enter a pivotal stage of growth at Regado.”

Mr. Elsey has more than 25 years of financial management and operations experience. Most recently, Mr. Elsey served as Chief Financial Officer and Executive Vice President at LifeCell Corporation where he was responsible for leading the establishment and implementation of the company’s new strategic plan and assisting in the restructure of three affiliate companies into a single, integrated company. Prior to joining LifeCell in 2012, Mr. Elsey served as Chief Financial Officer, Senior Vice President and Treasurer of Emergent BioSolutions Corporation where he directed the company’s IPO effort, leading to the most successful biotech offering of 2006. Mr. Elsey previously served as Director of Finance & Administration for BioVeris Corporation and, prior to that, held various management positions at PE Corporation (APPLERA) and IBM. Mr. Elsey earned both his BA and MBA from Michigan State University.

Mr. Elsey currently serves on the boards of RegeneRx Biopharmaceuticals, a clinical-stage drug development company focused on tissue protection, repair and regeneration, and the Cancer Support Community, an international non-profit dedicated to providing support, education and hope to people affected by cancer.

ABOUT REGADO BIOSCIENCES

Regado Biosciences, Inc., is a biopharmaceutical company focused on the discovery and development of novel, oligonucleotide-based actively controllable therapeutics. Our initial focus is on applications in the acute and sub-acute cardiovascular therapeutic area. The company’s lead product candidate, REG1, is a two-component system consisting of pegnivacogin, an anticoagulant aptamer specifically targeting coagulation Factor IXa, and its complementary oligonucleotide active control agent, anivamersen. REG1 is currently being evaluated in the REGULATE-PCI trial, a worldwide Phase 3 trial enrolling 13,200 patients with acute coronary syndromes (ACS) undergoing percutaneous coronary intervention (PCI), a hospital-based procedure used to mechanically open or widen obstructed coronary arteries. Regado’s actively controllable product candidates have the potential to improve patient outcomes and enhance the patient experience, provide direct therapeutic control to physicians and reduce overall treatment costs. More information can be found at www.regadobio.com.

For more information on REGULATE-PCI, please visit:

http://www.clinicaltrials.gov/ct2/show/NCT01848106

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to management transition matters, including the future success of members of management in fulfilling their roles and the impact of such success on the Company. Forward-looking statements cannot be guaranteed and are subject to risks and uncertainties, such as failure to effectively transition new management roles or failure of members of management to effectively implement the Company’s strategy. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company has no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:

David Schull or Lena Evans

Russo Partners

212-845-4271

212-845-4262

david.schull@russopartnersllc.com

lena.evans@russopartnersllc.com

Investor Relations Contacts:

Tricia Truehart

Trout Group

646-378-2953

regadobio@troutgroup.com

120 Mountain View Boulevard	1st Floor	Basking Ridge, NJ 07920	www.regadobio.com